Item 6 of Part One Continued

Unregistered Securities Issued

As to any unregistered securities issued by the issuer of any of its predecessors or affiliated issuers within one year before the filing of this Form 1-A, state:

(a) Name of such issuer	COEPTIS THERAPEUTICS, INC.

(b)(1) Title of securities issued	COMMON STOCK

(2) Total Amount of such securities issued	1,265,000

(3) Amount of such securities sold by or for the account of any person who at the time was a director, officer, promoter or principal securityholder of the issuer of such securities, or was an underwriter of any securities of such issuer.	0

(c)(1) Aggregate consideration for which the securities were issued and basis for computing the amount thereof.	Consulting services valued at $1,897,500 in the aggregate

(2) Aggregate consideration for which the securities listed in (b)(3) of this item (if any) were issued and the basis for computing the amount thereof (if different from the basis described in (c)(1)),	0

Unregistered Securities Act

(d) Indicate the section of the Securities Act or Commission rule or regulation relied upon for exemption from the registration requirements of such Act and state briefly the facts relied upon for such exemption.	Section 4(a)(2)

(a) Name of such issuer	COEPTIS THERAPEUTICS, INC.

(b)(1) Title of securities issued	COMMON STOCK

(2) Total Amount of such securities issued	5,827,324

(3) Amount of such securities sold by or for the account of any person who at the time was a director, officer, promoter or principal securityholder of the issuer of such securities, or was an underwriter of any securities of such issuer.	0

(c)(1) Aggregate consideration for which the securities were issued and basis for computing the amount thereof.	Cash in the total amount of $8,741,000

(2) Aggregate consideration for which the securities listed in (b)(3) of this item (if any) were issued and the basis for computing the amount thereof (if different from the basis described in (c)(1)),	0

Unregistered Securities Act

(d) Indicate the section of the Securities Act or Commission rule or regulation relied upon for exemption from the registration requirements of such Act and state briefly the facts relied upon for such exemption.	Regulation D